UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 8, 2010

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In order to comply with regulatory conditions related to the acquisition of Alltel Corporation in January 2009, Cellco Partnership d/b/a Verizon Wireless divested overlapping properties in 105 operating markets in 24 states during the first half of 2010. In addition, on July 1, 2010, certain of Verizon Communications Inc.’s (Verizon) local exchange and related landline assets in 14 states were spun off.

As a convenience to investors who may want to consider the effects of these transactions, we are making available in Exhibit 99 unaudited selected consolidated financial information for the past six quarters excluding the results associated with these divested properties from our consolidated operating results. This information is also posted to the Verizon Investor Relations website at www.verizon.com/investor.

Exhibit 99 includes selected consolidated financial information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance the understanding of Verizon’s GAAP financial information and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Verizon consolidated earnings before interest, taxes, depreciation and amortization (Consolidated EBITDA), and EBITDA margin are non-GAAP measures and do not purport to be alternatives to GAAP items as measures of operating performance. Management believes that these measures are useful to investors and other users of our financial information in evaluating operating profitability on a more variable cost basis as they exclude the depreciation and amortization expenses related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating operating performance in relation to Verizon’s competitors. EBITDA margin is presented along with the corresponding operating income margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Consolidated EBITDA is calculated by adding back interest, taxes, depreciation and amortization expenses, equity in earnings of unconsolidated businesses and other income/(expense), net to net income. Adjusted EBITDA is calculated by excluding from Consolidated EBITDA the impact of the operations divested, and Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Adjusted Operating Revenues.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99	Verizon unaudited selected consolidated financial information reclassified as a result of Domestic Wireless and Wireline divestitures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	October 8, 2010	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99	Verizon unaudited selected consolidated financial information reclassified as a result of Domestic Wireless and Wireline divestitures.